UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2019 (March 6, 2019)

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of matters to a vote of security holders.

The 2019 Annual General Meeting of Shareholders of Johnson Controls International plc (the “Company”) was held on March 6, 2019 in Dublin, Ireland. At the meeting, the holders of 840,328,778 of the Company’s ordinary shares were represented in person or by proxy, constituting a quorum. At the meeting, shareholders voted on the following proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement dated January 18, 2019. The vote results detailed below represent final results.

Proposal No. 1 - Election of the Board of Directors

Proposal No. 1 was the election, by separate resolution, of each member of Board of Directors. The following individuals were elected to serve on the Board of Directors until the conclusion of the next annual general meeting.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Jean Blackwell	787,881,181	4,245,446	1,208,566	46,993,585

Pierre Cohade	787,494,814	4,065,958	1,774,421	46,993,585

Michael E. Daniels	766,921,692	25,182,734	1,230,767	46,993,585

Juan Pablo del Valle Perochena	770,223,943	21,305,314	1,805,936	46,993,585

W. Roy Dunbar	787,369,127	4,730,802	1,235,264	46,993,585

Gretchen R. Haggerty	788,748,588	3,368,407	1,218,198	46,993,585

Simone Menne	788,628,092	3,482,164	1,224,937	46,993,585

George R. Oliver	772,293,430	18,306,747	2,735,016	46,993,585

Jürgen Tinggren	788,007,620	4,074,832	1,252,741	46,993,585

Mark Vergnano	787,453,398	4,612,158	1,269,637	46,993,585

R. David Yost	786,623,353	5,487,915	1,223,925	46,993,585

John D. Young	787,701,579	4,428,335	1,205,279	46,993,585

Proposal No. 2.a - Ratify appointment of independent auditors

Proposal No. 2.a was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

813,972,344	25,347,807	1,008,627

Proposal No. 2.b - Authorize the Audit Committee to set the auditors' renumeration

Proposal No. 2.b was a management proposal to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

830,581,968	8,180,144	1,566,666

Proposal No. 3 - Authorize the Company to make market purchases of Company shares

Proposal No. 3 was a management proposal to authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

831,376,076	5,084,388	3,868,314

Proposal No. 4 - Determine the price range at which the Company can reissue treasury shares

Proposal No. 4 was a management proposal to determine the price range at which the Company can reissue shares that it holds as treasury shares. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

824,971,459	10,780,844	4,576,475

Proposal No. 5 - Non-binding advisory vote on executive compensation

Proposal No. 5 was a management proposal to hold a non-binding advisory vote on the compensation of the Company’s executives, as described in the Proxy Statement. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

696,693,134	95,040,514	1,601,545	46,993,585

Proposal No. 6 - Approval of the Board of Directors’ authority to allot shares

Proposal No. 6 was a management proposal to approve the Board of Directors’ authority to allot shares up to an aggregate nominal value of US$3,012,000, or approximately 33% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

820,680,447	14,562,639	5,085,692

Proposal No. 7 - Waiver of statutory pre-emption rights

Proposal No. 7 was a management proposal to approve the waiver by shareholders of their statutory pre-emption rights in the event of the issuance of ordinary shares for cash, if the issuance is limited to up to an aggregate nominal value of US$456,000, or approximately 5% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

823,702,290	13,441,897	3,184,591

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: March 7, 2019	By:	/s/ Michael R. Peterson
		Name:	Michael R. Peterson
		Title:	Vice President and Corporate Secretary